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                                STANLEY A. KAPLAN
                     150 VANDERBILT MOTOR PARKWAY, SUITE 311
                               HAUPPAUGE, NY 11788


                                  April 1, 1996

The Board of Directors
Jenna Lane, Inc.
1407 Broadway, Suite 1801
New York, NY 10018

Gentlemen:

         I hereby offer to Jenna Lane, Inc. (the "Corporation"), at a price of $.01 per share or an aggregate of $300.00, the 30,000 Performance Shares (as defined in that certain agreement by and between the Corporation and Stanley A. Kaplan dated March 16, 1995 (the "Agreement")) which were previously issued to me. Although only 10,000 of such Performance Shares are required to be repurchased by the Corporation pursuant to the terms of the Agreement, I believe it to be appropriate to offer the remaining shares since I have resigned as a director of the Corporation.

                                                              Very truly yours,



                                                              Stanley A. Kaplan